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                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

               This EMPLOYMENT AGREEMENT dated as of October 1, 1997, between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2727 Maricopa Street, Torrance, California 90503 (the "Company"), and KAREN BRENNER, an individual having an address at 667 Madison Avenue, New York, New York 10021 ("Employee").

                              W I T N E S S E T H:

               WHEREAS, the Company desires that Employee be employed by it and render services to it upon the terms and conditions stated herein, and

               WHEREAS, Employee desires to be employed by the Company upon the terms and conditions stated herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1. Employment; Term. The Company hereby agrees to employ Employee and Employee agrees to be employed by the Company on the terms and conditions set forth below for a term (the "Employment Term") commencing on the date hereof (the "Commencement Date") and continuing for a period through and including the second anniversary of the Commencement Date, unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

               2. Duties. Employee shall be employed as the Company's Director of Financial Planning. At the reasonable request of the Board of Directors (the "Board"), the Chief Executive Officer or Chief Operating Officer of the Company, Employee shall make herself available from time to time to render financial and management advisory services to the Company, including without limitation advice regarding all press releases, periodic filings, periodic financial information and other documents and information regarding the Company. In connection with any Transaction or Sale (as defined below), Employee shall provide the following services, among others, if requested by the Company: review the business and operations of each of the Company and any proposed purchaser and their respective historical and projected financial information; contact any proposed purchaser and/or their representatives and assist the Company in its negotiations relating to a Transaction or Sale; evaluate and recommend financial and strategic alternatives with respect to a Transaction or Sale; advise the Company as to the timing, structure and pricing of a Transaction or Sale; and provide such other financial advisory services in connection with a Transaction or Sale as are customary for such transactions.

                3. Other Business. Employee's services hereunder shall be rendered on a non-exclusive and part-time basis and Employee shall be free to render her services, whether as an








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employee or independent contractor, to others; provided that in the event that the rendering of such services to others shall prevent the performance of Employee's duties hereunder, then this Agreement may be terminated at any time pursuant to the terms of Section 7 hereof. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business which is not competitive and does not have any other business relations with the Company or any subsidiary of the Company, provided such purchase, ownership or sale by Employee does not interfere with the performance of her duties hereunder.

               4. Compensation. (a) In consideration of the services to be performed by Employee hereunder, the Company agrees to: (i) pay Employee a salary (the "Salary") of $78,000, payable in equal monthly installments in advance; (ii) pay Employee the bonuses referred to in Sections 4(b) and 4(c); and (iii) not later than October 31, 1997, grant Employee an option to purchase, for a period of ten years from such date of grant, Thirty Thousand (30,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Company's 1994 Stock Option Plan, as amended to date (the "Plan"), and any related stock option agreement(s) required to be executed in connection therewith. Such option shall become exercisable on the date of grant with respect to one-half of such shares of Common Stock and on the first anniversary thereof with respect to the remaining such shares.

                      (b) As compensation to Employee for services, in accordance with Section 2, rendered by Employee to the Company in connection with any acquisition, not in the ordinary course of the Company's business, from a third party of a business by way of merger or consolidation, reorganization, tender or exchange offer, negotiated purchase, leveraged buyout or similar transaction structure, other than a Sale (as defined below) (a "Transaction"), the Company shall pay to Employee a bonus (a "Transaction Bonus") in cash upon the closing of the Transaction (subject to Section 4(e) below) in an amount equal to the sum of (i) one percent of the first $40 million of Transaction Value (as defined below) of such Transaction plus (ii) one-half of one percent of the Transaction Value of such Transaction in excess of $40 million, if any; provided, however, that in the event the Board of Directors of the Company shall determine in good faith that the services of an institutional investment advisor or bank are necessary or appropriate in connection with the Transaction and such services are actually obtained, then the Board of Directors of the Company may reduce the Transaction Bonus by an amount equal to the value of such services to the extent that such services duplicate, as determined in good faith by the Board of Directors, the services performed by Employee in connection with the Transaction (provided that in no event shall such Transaction Bonus be so reduced to an amount equal to less than five-sixteenths of one percent of the Transaction Value); and provided further that a Transaction Bonus with respect to a Transaction shall be payable only if, during the Employment Term or within nine months following the end thereof, such Transaction is consummated or a definitive purchase or sale agreement is entered into that subsequently results in the closing of such Transaction.

                      (c) As compensation to Employee for services rendered to the Company, in accordance with Section 2, in connection with the acquisition by a third party of all or substantially all of the assets or securities of the Company, whether by way of merger or consolidation,


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reorganization, tender or exchange offer, negotiated purchase, leveraged buyout or similar transaction structure (the "Sale"), the Company shall pay to Employee a bonus (the "Sale Bonus") in cash upon the closing of the Sale (subject to Section 4(e) below) in an amount equal to five-sixteenths of one percent of the Transaction Value of the Sale; provided that a Sale Bonus shall be payable only if, during the Employment Term or within nine months following the end thereof, the Sale is consummated or a definitive purchase or sale agreement is entered into that subsequently results in the closing of the Sale.

                      (d) "Transaction Value" shall mean the total proceeds and other consideration paid or received or to be paid or received in connection with a Transaction or Sale (which consideration shall be deemed to include amounts in escrow), including, without limitation: (i) cash, notes, securities and other property paid; (ii) liabilities, including long-term debt (excluding working capital related debt), pension liabilities and guarantees, directly or indirectly assumed, acquired or refinanced; (iii) payments made in installments;
(iv) amounts payable under consulting agreements, agreements not to compete or similar arrangements (including such payments to management); and (v) contingent payments (whether or not related to future earnings or operations). For purposes of computing any bonuses payable to Employee hereunder, non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal) for the five trading days prior to the closing of the Transaction or Sale and (y) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                      (e) Any portion of a Transaction Bonus or Sale Bonus that is attributable to any portion of Transaction Value that is contingent or not payable at the closing of such Transaction or Sale, as the case may be, shall be payable to Employee only upon the actual payment of such portion of Transaction Value.

               5. Employee Benefits; Expenses. During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as generally made available to employees of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which Employee may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the Company. Employee shall be reimbursed for reasonable business expenses incurred by her in performing her services hereunder up to an aggregate amount of $5,000 and, upon prior written authorization by the Company, for amounts in excess of such $5,000.

                6. Death and Disability. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's estate shall be entitled to receive such portion of the consideration described in Section 4 that has been earned through the date of death. Employee's



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estate will not be entitled to any other compensation upon termination of this
Agreement pursuant to this Section 6(a).

                      (b) If, during the Employment Term, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of her under this Agreement for a period of 45 consecutive days or 60 days in the aggregate during any six-month period the Company may, upon at least twenty (20) days' prior written notice given at any time after the expiration of such 45 or 60 day period, as the case may be, to Employee of its intention to do so, terminate this Agreement as of such date which is the date 30 days after the date of such notice. In case of such termination, Employee shall be entitled to receive such portion of the consideration described in Section 4 that has been earned through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 6(b). In the event of any dispute regarding Employee's ability to perform the duties and services required of her hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in New York, one to be selected by each of Employee and the Company and the third to be selected by the two designated physicians. For this purpose, Employee agrees to submit to appropriate medical examinations.

               7. Termination. (a) The Company may terminate the employment of Employee for Cause (as hereinafter defined) and Employee may resign without cause. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee such portion of the Salary that has already been earned in accordance with Section 4 through the date of such termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 6(a).

                      (b) As used herein, the term "Cause" shall mean: (i) the willful failure of Employee to perform her duties pursuant to Section 2 hereof, which failure is not cured by Employee within 20 days following written demand for substantial performance from the Company, which demand identifies the manner in which the Company believes that Employee has not performed such duties and the steps required to cure such failure to perform; (ii) any other material breach of this Agreement by Employee, including any of the material representations or warranties herein made by Employee, and including engaging in any business preventing performance hereunder as described in Section 3 hereof, which breach has not ceased within 20 days after written notice thereof has been delivered to Employee by the Company, which notice identifies in reasonable detail the manner in which the Company believes that Employee has breached this Agreement and the steps required to cure such breach, if applicable; (iii) Employee shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company, monetarily or otherwise; or (iv) the conviction of Employee of, or the entering of a plea of nolo contendere by Employee with respect to, a felony.

                      (c) Upon the consummation of a Sale, this Agreement shall terminate and Employee shall be entitled to receive such portion of the consideration described in Section 4 that has been earned through the date of such consummation. Employee will not be entitled to any other


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compensation upon termination of this Agreement pursuant to this Section 7(c);
provided that Employee shall be entitled to any subsequent bonuses payable in accordance with Section 4(e).

               8. Disclosure of Information and Restrictive Covenant. Employee acknowledges that she has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company other than such of the foregoing which (i) is in the public domain or known in the industry of the Company, (ii) is disclosed to Employee by a third party who, to Employee's knowledge, was not prohibited by any fiduciary, legal, contactual or other duty from disclosing such information, or (iii) was known to Employee before its disclosure by the Company. Employee agrees that in consideration of the execution of this Agreement by the Company, except in any way with respect to foreign affiliates of the Company as of the date hereof:

                      (a) Employee will not, during the Employment Term or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

                      (b) This Section 8 and Sections 9 and 10 hereof shall survive the expiration or termination of this Agreement for any reason.

                      (c) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Section 8 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that her services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.


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               9. Remedy. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of the non-disclosure clauses under Section 8 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise, in addition to damages the Company may be entitled to recover.

               10. Representations and Warranties of Employee. In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company that Employee has the legal capacity and right to execute and deliver this Agreement and to perform all of her obligations hereunder.

                11. Indemnification. (a) Recognizing that transactions of the type contemplated in this Agreement sometimes result in litigation and that Employee's role is advisory, the Company agrees to indemnify and hold harmless Employee from and against any losses, claims, damages and liabilities related to or arising in any manner out of any Transaction or Sale contemplated hereunder, and will promptly reimburse the Employee for all reasonable expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Transaction or Sale contemplated hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not Employee is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of Employee. The Company further agrees that it will not, without the prior written consent of Employee, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Employee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Employee hereunder from all liability arising out of such Proceeding.

                      (b) The Company agrees that if any indemnification or reimbursement sought pursuant to Section 11(a) were for any reason not to be available to Employee or insufficient to hold her harmless as and to the extent contemplated by this Agreement, then the Company shall contribute to the amount paid or payable by Employee in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Employee on the other, in connection with any Transaction or Sale to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to Employee with respect to Employee's engagement hereunder shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Transaction or Sale (whether or not consummated) for which Employee renders financial services bears to (ii) the amounts paid to Employee in



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connection with such engagement. In no event shall Employee contribute or otherwise be liable for an amount in excess of the aggregate amounts actually received by Employee pursuant hereto (excluding amounts received by Employee as reimbursement of expenses).

                      (c) The Company further agrees that Employee shall have no liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with her engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the gross negligence or willful misconduct of Employee. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or Employee.

                      (d) The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Transaction or Sale referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto,
(iii) any termination or the completion or expiration of this Agreement or Employee's engagement hereunder and (iv) whether or not Employee shall or shall not be called upon to render any formal or informal advice in the course of such engagement.

                      (e) Notwithstanding anything to the contrary contained above or elsewhere herein, nothing contained in this Agreement shall limit, expand or otherwise affect in any way whatsoever Employee's duties, responsibilities, obligations or any other legal or other relationships she may have to the Company, its stockholders or any other party by virtue of her position as a director of the Company.

               12. Notices. All notices given hereunder shall be in writing and shall be deemed effectively given five days after being mailed, if sent by registered or certified mail, return receipt requested, or on the next business day if sent by overnight courier, and in each case addressed to Employee at her address set forth on the first page of this Agreement or to any other address that Employee may designate in writing to the Company and to the Company at its address set forth on the first page of this Agreement, Attention: Mel Marks, Chairman of the Board, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Gary J. Simon, Esq., or at such address as such party shall have designated by a notice given in accordance with this Section 12 or when actually received by the party for whom intended, if sent by any other means.

                13. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior agreements, promises, negotiations




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or representations with respect to this Agreement, Employee's services to be provided hereunder or compensation to be paid hereunder that are not expressly set forth in this Agreement shall be of no force or effect.

                14. Severability. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

               15. Waivers, Modifications, Etc. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               16. Assignment. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and her heirs and legal representatives and the Company and its successors and assigns; provided that this Agreement shall terminate immediately upon the consummation of a Sale in accordance with Section 7(c).

               17. Applicable Law. This Agreement shall be negotiated and the transactions contemplated hereby consummated and fully performed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

               18. Jurisdiction and Venue. It is hereby irrevocably agreed that all disputes or controversies between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of New York, County of New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association to be conducted before a single arbitrator, who shall be either an attorney or retired judge licensed to practice law in the State of New York. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of New York, County of New York for this purpose.

               19. Full Understanding. Employee represents and agrees that she fully understands her right to discuss all aspects of this Agreement with her private attorney, that to the extent, if any, that she desired, she availed herself of this right, that she has carefully read and fully understands all of the provisions of this Agreement, that she is competent to execute this Agreement, that her



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agreement to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into it, and that she has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an agreement of employment.

                20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MOTORCAR PARTS & ACCESSORIES, INC.




                                       By:
                                          ______________________________________
                                          Name: Mel Marks
                                          Title: Chairman of the Board



                                          ______________________________________
                                                       KAREN BRENNER







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